Exhibit 5.1

 [Letterhead of Erdinast, Ben Nathan & Co., Advocates]

Tel Aviv, 30 January 2006

Incredimail Ltd.
2 Kaufman Street
Tel Aviv 68012
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Incredimail Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with the Company's Registration Statement on Form F-1 (the "Registration Statement"). The Registration Statement relates to the registration of the offer and sale under the United States Securities Act of 1933, as amended (the "1933 Act"), of Ordinary Shares, par value NIS 0.01 each, of the Company (the "Ordinary Shares"). As described in the Registration Statement, the Company intends to issue and sell up to 2,500,000 Ordinary Shares, and the selling shareholders named in the Registration Statement (the "Selling Shareholders") may sell up to 375,000 Ordinary Shares pursuant to an over-allotment option granted to the underwriters.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates, and other statements of and corporate officers and other representatives of the Company, and other documents provided to us by the Company as we have deemed necessary as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company or the Selling Shareholders, and we have also assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel as the same are in force on the date hereof.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that:

1.  The Ordinary Shares to be issued and sold by the Company as contemplated by the Underwriting Agreement are duly authorized, and when issued, sold and paid for in accordance with the Underwriting Agreement as described in the Registration Statement will be validly issued, fully paid and non-assessable.

2.  The Ordinary Shares to be sold by the Selling Shareholders are duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of our name where appearing in the Registration Statement in connection with Israeli law. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

Very truly yours,

/s/ Erdinast, Ben Nathan & Co., Advocates
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Erdinast, Ben Nathan & Co., Advocates